EXHIBIT 10 (w)



     This Note has not been registered under the Securities Act of 1933, as amended (the "Act'), and is a "restricted security," as that term is defined in Rule 144 under the Act. This Note may not be offered for sale, sold, or otherwise transferred except pursuant to an effective Registration Statement under the Act, or pursuant to an exemption from registration under the Act, the availability of which is to be established to the satisfaction of the Company.

                    SUBORDINATED CONVERTIBLE PROMISSORY NOTE

$67,352                                                Date:    August 24, 2004
                                                       Due:    December 31, 2005

FOR VALUE RECEIVED, A4S Technologies, Inc., a Montana corporation (the "Company"), hereby promises to pay to the order of Cambridge Holdings, Ltd. ("Holder") at 106 S. University Blvd., #14, Denver, Colorado 80209 or such other place of payment as Holder may specify from time to time in writing, in lawful money of the United States of America, the principal amount of Sixty Seven Thousand Three Hundred Fifty Two Dollars ($67,352) together with interest at six percent (6%) per annum from the date of this Subordinated Convertible Promissory Note (the "Note"), such principal and interest to be paid on December 31, 2005, except as provided in the attached Additional Terms and Conditions and the Purchase Agreement referred to therein.


                             A4S TECHNOLOGIES, INC.

                            22 Second Avenue West, Suite 1300
                            Kalispell, Montana 59901


                            Signature:
                                        ------------------------
                            Print Name: Michael Siemens
                            Title: President





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                    SUBORDINATED CONVERTIBLE PROMISSORY NOTE

                         MADE BY A4S TECHNOLOGIES, INC.

                         ADDITIONAL TERMS AND CONDITIONS

     These Additional Terms and Conditions are attached to and shall be made a part of the Convertible Promissory Note of A4S TECHNOLOGIES, INC. (the "Company") payable to Cambridge Holdings, Ltd. ("Holder") dated August 24, 2004 (the "Note"), as if incorporated therein:

     1. This Note is one of a series of notes issued under the Subordinated Convertible Note Purchase Agreement among the Company, Holder and other purchasers listed in Annex A thereof (the "Purchase Agreement). Each Holder of this Note will be deemed by its acceptance hereof to have made the representations set forth in Article 6 of the Purchase Agreement.

     2. Holder shall have the right at Holder's option, at any time on or after January 1, 2005 and prior to payment of the Note, to convert any or all of the principal amount of this Note into such number of fully paid and non-assessable shares of the common stock (the "Common Stock") of the Company as shall be provided herein. Holder may exercise the conversion right provided in this
Section 2 by giving written notice (the "Conversion Notice") to the Company of the exercise of such right and stating the address to which the certificates evidencing the Common Stock shall be delivered. The Conversion Notice shall be accompanied by this Note. Except as provided below in Section 3, the Company will issue one share of Common Stock for each $.035 of then outstanding principal balance of this Note upon conversion of the Note (the "Conversion Price"). Conversion shall be deemed to have been effected on the date the Conversion Notice is given; provided, however, the conversion privilege of this Note may not be exercised by, and the Common Stock shall not be issued to, Holder if such conversion would be unlawful. As a condition to conversion, the Company may require Holder to sign a representation letter confirming compliance with applicable federal and state securities laws and other applicable laws, and the Company shall be entitled to receive satisfactory assurance that issuance of the Common Stock will not violate law. Promptly after receipt of the Conversion Notice and confirmation of compliance with law, the Company shall issue a stock certificate of the Company representing the number of shares of Common Stock to which Holder is entitled and all accrued interest unpaid on the principal amount of the Note which is the subject of the Conversion Note up to and including the date of the Conversion Notice shall be paid to Holder on the Maturity Date unless Holder has indicated that he also wishes to convert the accrued interest into shares of Common Stock in which event the stock certificate shall include the number of shares issued in conversion of the accrued interest, calculated on the same terms and in the same manner as the principal converted.

     3. The Company plans an offering in 2004 of Common Stock or of securities convertible into Common Stock (the "Next Offering"). If the Company receives gross proceeds of $500,000 or more in the Next Offering by no later than October 23, 2004, then the Conversion Price will be an amount equal to 50% of the per share offering price in the Next Offering. If that occurs, and the Next Offering continues and a total of at least $1,000,000 in gross proceeds (inclusive of the

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$500,000 or more raised no later than October 23, 2004) is received by the
Company by no later than December 31, 2004, then the Conversion Price will be an amount equal to 75% of the per share offering price in the Next Offering. For purposes of this Section 3, if the Company offers convertible securities in the Next Offering, the per share offering price will be deemed to be the conversion price of such convertible securities. If the Company offers units of securities including warrants, the gross proceeds from the sales of such units will be used in calculating the minimum gross proceeds set forth in this Section 3. In such event, the exercise price of the warrants will not be used in determining the per share offering price if the exercise price of such warrants is equal to or greater than the price of the Common Stock or of the conversion price of the convertible securities in the Next Offering. If the exercise price of the warrants is lower, then the exercise price of the warrants will be deemed to be the per share offering price in the Next Offering.

     4. If the Next Offering includes warrants, then the Holder shall be entitled to receive, for no additional consideration, warrants on the same terms as the investors in the Next Offering, except that the exercise price for the Holder's warrants shall be calculated as in the same manner as the Conversion Price is calculated in Section 3. By way of example, if an investor in the Next Offering purchases for $30,000 units consisting of a convertible note in the principal amount of $30,000 convertible at $.30 per share and warrants to purchase 30,000 shares of Common Stock at $.40 per share in a total offering of $1,000,000 completed on October 15, 2004, then the Holder's Conversion Price will be $.225 and the Holder will receive a warrant to purchase 30,000 shares of Common Stock at $.30 per share.

     5. If the Common Stock issuable upon conversion of this Note shall be changed into the same or different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification or otherwise, appropriate adjustment shall be made to the Conversion Price. Similar adjustments shall be made in the event of any reorganization, merger or consolidation.

     6. Payment of the principal of and interest of this Note is subordinated in right of payment of the principal of and interest on the "Senior Indebtedness" of the Company. Senior Indebtedness shall mean any present and future debts and obligations of the Company, due or to become due, owed by the Company to a senior secured lender. Any Senior Indebtedness, other than debt incurred with an institutional lender that is secured by the Company's inventory and accounts receivable, will be subject to the approval of the Required Purchasers (as that term is defined in the Purchase Agreement), which approval shall not be unreasonably withheld.




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